EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 23, 2005


                          First Consulting Group, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                       0-23651                   95-3539020
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(State or other jurisdiction         (Commission                (IRS Employer
      Of incorporation)              File Number)            Identification No.)

    111 W. Ocean Blvd. 4th Floor,
          Long Beach, CA                                            90802
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (562) 624-5200


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 7 -- Regulation FD

Item 7.01 Regulation FD Disclosure.

     On February 23, 2005, FCG issued a press release announcing the repurchase of 422,018 shares of FCG common stock for a purchase price $2.5 million, or $5.97 per share, based on the closing price of FCG's stock on February 22, 2005. The repurchased shares were originally acquired by the selling stockholders in connection with the acquisition by FCG of Codigent Solutions Group, Inc.

     In May 2002, FCG acquired a majority interest in Codigent and agreed at that time to purchase the minority interest at a price to be determined after the completion of an 18 month earn out period. Upon completion of the 18 month period, FCG acquired the remaining minority interest through the issuance of 591,328 shares of FCG common stock. These shares were placed in an escrow account and were subject to release upon the acquired business meeting certain on-going, six month revenue and profitability targets over a two year period. These performance targets were fully met in 2004. In order to allow for more full integration of the acquisition into FCG's operations and to further expand the impact of the Codigent operations, FCG and the selling stockholders agreed to terminate the escrow requirement for 2005. In exchange for the termination of the escrow requirements, the selling stockholders agreed to forgo release of 147,830 of the shares remaining in escrow, or approximately 50% of the remaining escrowed shares. The net impact of the transaction to FCG will be the retirement of 569,848 shares outstanding prior to the repurchase.

     The full text of this press release is furnished as Exhibit 99.1 to this report.


Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     Attached as Exhibit 99.1 to this report is FCG's press release furnished under Item 7.01 of this report.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            First Consulting Group, Inc.



Date:  February 23, 2005               By:  /s/ Michael A. Zuercher
                                            ------------------------------------
                                            Michael A. Zuercher
                                            VP, General Counsel and Secretary